Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
National Beef, Inc.:

We consent to the use of our report dated August 13, 2010, with respect to the balance sheet of National Beef, Inc. as of May 29, 2010 included herein and to the reference to our firm under the heading “Experts” in this registration statement.

/s/ KPMG

Kansas City, Missouri

August 19, 2010